                                                           Exhibit No. EX-99.p.3

                           FORESIDE FUND SERVICES, LLC
                                 Code of Ethics
                           as amended January 17, 2000
                       as further amended December 1, 2002
                       as further amended October 1, 2004
                         as further amended July 1, 2005

INTRODUCTION

     This  Code of  Ethics  (the  "Code")  has been  adopted  by  Foreside  Fund
Services,  LLC  ("FFS").  This Code  pertains to FFS'  distribution  services to registered  management  investment companies or series thereof, as well as those funds for which certain  employees of FFS (or an affiliate  thereof) serve as an officer or director of a registered investment company ( "Fund Officer"),  (each a "Fund" and as set forth on Appendix A(1)). This Code:

1.   establishes standards of professional conduct;

2.   establishes  standards and  procedures  for the detection and prevention of activities  by  which  persons  having  knowledge  of the  investments  and investment  intentions  of a Fund may abuse their  fiduciary  duties to the
     Fund; and

3.   addresses other types of conflict of interest situations.

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(1) FFS is adopting  this Code  pursuant  to Rule 17j-1 with  respect to certain funds that it  distributes.  Adopting and  approving a Rule 17j-1 code of ethics with  respect to a Fund,  as well as the Code's  administration,  by a principal underwriter is not required unless:

>>   the principal  underwriter  is an  affiliated  person of the Fund or of the
     Fund's adviser, or

>>   an  officer,  director,  or general  partner of the  principal  underwriter serves as an  officer,  director  or general  partner of the Fund or of the
     Fund's investment adviser.

A Fund Officer is  permitted to report as an Access  Person under this Code with respect to the Funds listed on Appendix A.

Definitions of underlined terms are included in Appendix B.

     FFS,  through its  Principal  Executive  Officer or  President,  may impose internal  sanctions  should Access  Persons of FFS (as identified on Appendix C)
violate  these  policies  or  procedures.  A  registered  broker-dealer  and its personnel may be subject to various  regulatory  sanctions,  including  censure, suspension,  fines,  expulsion or revocation of  registration  for violations of securities  rules,  industry  regulations and the firm's  internal  policies and
procedures.   In  addition,   negative  publicity   associated  with  regulatory
investigations  and private  lawsuits can negatively  impact and severely damage business reputation.

     Furthermore,  failure to comply with this Code is a very serious matter and may result in internal disciplinary action being taken. Such action can include,
among  other  things,  warnings,   monetary  fines,   disgorgement  of  profits,
suspension or  termination.  In addition to sanctions,  violations may result in referral to civil or criminal authorities where appropriate.

     Should Access Persons  require  additional  information  about this Code or have  ethics-related  questions,  please contact the Review Officer,  as defined under Section 8 below, directly.

1.   STANDARDS OF PROFESSIONAL CONDUCT

     FFS forbids any Access Person from engaging in any conduct that is contrary to this Code. In addition,  due to their positions,  FFS also forbids any Access
Person from  engaging in any conduct  that is contrary to FFS'  Insider  Trading
Policy.  Furthermore,  certain  persons  subject to the Code are also subject to other  restrictions or requirements that affect their ability to open securities
accounts,  effect  securities  transactions,   report  securities  transactions,
maintain  information  and documents in a confidential  manner and other matters relating to the proper discharge of their obligations to FFS or to a Fund.

     FFS has  always  held  itself  and its  employees  to the  highest  ethical standards.  Although  this Code is only one  manifestation  of those  standards, compliance  with its  provisions  is  essential.  FFS  adheres to the  following standards  of  professional  conduct,  as well as those  specific  policies  and procedures discussed throughout this Code:

(a)  Fiduciary Duties. FFS and its Access Persons are fiduciaries and shall

>>   act solely for the benefit of the Funds; and

>>   place each Fund's interests above their own

(b)  Compliance with Laws. Access Persons shall maintain knowledge of and comply
     with  all  applicable   federal  and  state   securities  laws,  rules  and
     regulations, and shall not knowingly participate or assist in any violation of such laws, rules or regulations.

     It is  unlawful  for Access  Persons to use any  information  concerning  a security  held or to be acquired by a Fund,  or their  ability to influence  any investment  decisions,  for  personal  gain or in a  manner  detrimental  to the interests of a Fund.

     Access  Persons shall not,  directly or  indirectly in connection  with the purchase or sale of a security held or to be acquired by a Fund:

     (i)  employ any  device,  scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;

     (ii) make to a Fund any  untrue  statement  of a  material  fact or omit to state  to a Fund a  material  fact  necessary  in  order  to make  the statements  made, in light of the  circumstances  under which they are made, not misleading;

     (iii) engage in any act,  practice,  or course of business that operates or would operate as a fraud or deceit upon a Fund; or

     (iv) engage  in any  manipulative  practice  with  respect  to  securities, including price manipulation.

(c)  Corporate Culture.  Access Persons,  through their words and actions, shall act with integrity,  encourage honest and ethical conduct,  and adhere to a high standard of business ethics.

(d)  Professional   Misconduct.   Access   Persons   shall  not  engage  in  any
     professional    conduct   involving    dishonesty,    fraud,   deceit,   or
     misrepresentation  or  commit  any act  that  reflects  adversely  on their honesty, trustworthiness,  or professional competence. Access Persons shall not knowingly  misrepresent,  or cause others to misrepresent,  facts about
     FFS to a Fund,  a Fund's  shareholders,  regulators  or any  member  of the public. Disclosure in reports and documents should be fair and accurate.

(e)  Disclosure of Conflicts.  As a fiduciary,  FFS has an  affirmative  duty of care,  loyalty,  honesty and good faith to act in the best  interests  of a
     Fund.  Compliance  with  this  duty  can be  achieved  by  trying  to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any Fund.  Access Persons must try to avoid  situations  that  have even the  appearance  of  conflict  or impropriety.

     Access  Persons  shall  support an  environment  that  fosters  the ethical resolution of, and appropriate disclosure of, conflicts of interest.

     This Code prohibits inappropriate  favoritism of one Fund over another that would  constitute a breach of fiduciary  duty.  Access Persons shall comply with any prohibitions on activities imposed by FFS if a conflict of interest exists.

(f)  Undue  Influence.  Access  Persons  shall not cause or attempt to cause any
     Fund to  purchase,  sell or hold any  security  in a manner  calculated  to create any personal benefit to them.

(g)  Confidentiality   and   Protection  of  Material   Nonpublic   Information.
     Information  concerning  the identity of portfolio  holdings and  financial circumstances of a Fund is confidential. Access Persons are responsible for safeguarding nonpublic information about portfolio recommendations and fund holdings.  Except as  required in the normal  course of carrying  out their business  responsibilities  and as  permitted  by the Funds'  policies  and procedures,  Access  Persons shall not reveal  information  relating to the investment  intentions or  activities  of any Fund, or securities  that are being considered for purchase or sale on behalf of any Fund.

     FFS  shall be bound by a Fund's  policies  and  procedures  with  regard to disclosure of an investment company's identity,  affairs and portfolio holdings.
The  obligation to safeguard  such Fund  information  would not preclude  Access
Persons from providing necessary information to, for example,  persons providing services to FFS or a Fund's account such as brokers, accountants, custodians and fund transfer agents, or in other circumstances when the Fund consents,  as long as such disclosure conforms to the Fund's portfolio holdings disclosure policies and procedures.

     In any case, Access Persons shall not:

>>   trade based upon  confidential,  proprietary  information where Fund trades are likely to be pending or imminent; or

>>   use knowledge of portfolio  transactions of a Fund for personal  benefit or the personal benefit of others

(h)  Personal  Securities  Transactions.  All personal  securities  transactions shall be conducted in such a manner as to be consistent  with this Code and to avoid any actual or  potential  conflict of interest or any abuse of any
     Access Person's position of trust and responsibility.

(i)  Gifts.  Access  Persons  shall not accept or provide  anything in excess of
     $100.00 (per individual per year) or any other preferential  treatment,  in each case as a gift,  to or from any  broker-dealer  or other  entity  with which FFS or a Fund does business;

(j)  Service  on  Boards.  Access  Persons  shall  not  serve on the  boards  of directors of publicly traded companies,  absent prior  authorization  based upon a determination  by the Review Officer (or if the Review  Officer,  by
     the Principal Executive Officer or President of FFS) that the board service would be consistent with the interests of FFS, a Fund and its shareholders.

(k)  Prohibition  Against  Market  Timing.  Access  Persons  shall not engage in market timing of shares of  Reportable  Funds (a list of which are provided in Appendix D). For purposes of this  section,  a person's  trades shall be considered `market timing' if made in violation of any stated policy in the
     Fund's prospectus.

2.   WHO IS COVERED BY THIS CODE

     All Access Persons, in each case only with respect to those Funds as listed on Appendix A, shall abide by this Code.  Access  Persons are required to comply with specific  reporting  requirements  as set forth in Sections 3 and 4 of this
Code.

3.   PROHIBITED TRANSACTIONS

(a)  Blackout  Period.  Access  Persons  shall not purchase or sell a Reportable
     Security  in an  account in their  name,  or in the name of others in which they hold a beneficial ownership interest,  if they had actual knowledge at the time of the  transaction  that,  during the 24 hour period  immediately preceding or following the transaction,  the security was purchased or sold or was considered for purchase or sale by a Fund.

(b)  Requirement  for  Pre-clearance.  Access  Persons must obtain prior written approval from the designated Review Officer before:

     (i)  directly or indirectly acquiring beneficial ownership in securities in an initial  public  offering for which no public market in the same or similar  securities  of the issue  has  previously  existed;  and

     (ii) directly or indirectly acquiring beneficial ownership in securities in a private placement.

     In  determining  whether to pre-clear the  transaction,  the Review Officer designated  under Section 8 shall  consider,  among other factors,  whether such opportunity  is being offered to the Access  Person by virtue of their  position with the Fund.

(c)  Fund Officer Prohibition. No Fund Officer shall directly or indirectly seek to  obtain  information  (other  than  that  necessary  to  accomplish  the functions of the office) from any Fund portfolio  manager regarding (i) the status of any pending securities  transaction for a Fund or (ii) the merits of any securities transaction contemplated by the Fund Officer.

4.   REPORTING REQUIREMENTS OF ACCESS PERSONS

(a)  Reporting.  Access  Persons must report the  information  described in this
     Section with respect to  transactions  in any Reportable  Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial  ownership.  They must  submit  the  appropriate  reports to the designated Review Officer or his or her designee, unless they are otherwise required by a Fund,  pursuant to a Code of Ethics  adopted by the Fund,  to report to the Fund or another entity.

(b)  Exceptions from Reporting Requirement of Section 4. Access Persons need not submit:

     (i)  any report with respect to securities  held in accounts over which the
          Access Person had no direct or indirect influence or control;

     (ii) a quarterly  transaction report with respect to transactions  effected pursuant to an automatic  investment  plan.  However,  any transaction that  overrides the pre-set  schedule or  allocations of the automatic investment plan must be included in a quarterly transaction report;

     (iii) a  quarterly   transaction  report  if  the  report  would  duplicate
          information   contained  in  broker  trade  confirmations  or  account
          statements  that FFS holds in its records so long as FFS  receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

(c)  Initial Holding Reports. No later than ten (10) days after a person becomes an Access Person , the person must report the following information:

     (i)  the title,  type of security,  and as applicable  the exchange  ticker symbol or CUSIP number,  number of shares and principal amount of each
          Reportable  Security  (whether  or not  publicly  traded) in which the person has any direct or indirect beneficial  ownership as of the date they became an Access Person;

     (ii) the name of any broker,  dealer or bank with whom the person maintains an account in which any securities  were held for the Access  Person's direct  or  indirect  benefit  as of the date  they  became  an Access
          Person; and

     (iii) the date that the report is submitted by the Access Person.

The  information  must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

(d)  Quarterly Transaction Reports. No later than thirty (30) days after the end of  a  calendar  quarter,  each  Access  Person  must  submit  a  quarterly transaction report which report must cover, at a minimum,  all transactions during the  quarter  in a  Reportable  Security  (whether  or not  publicly traded) in which the Access  Person had any direct or  indirect  beneficial ownership, and provide the following information:

     (i)  the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable),  the  number of shares and the  principal  amount of each
          Reportable Security involved;

     (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

     (iii) the price of the  Reportable  Security at which the  transaction  was effected;

     (iv) the name of the  broker,  dealer  or bank  with or  through  which the transaction was effected; and

     (v)  the date that the report is submitted.

(e)  New Account Opening; Quarterly New Account Report. Each Access Person shall provide  written  notice to the Review  Officer  prior to  opening  any new account with any entity through which a Reportable  Securities  (whether or not  publicly  traded)  transaction  may be  effected  for which the Access
     Person has direct or indirect beneficial ownership.

     In  addition,  no later than  thirty  (30) days after the end of a calendar quarter,  each Access  Person must  submit a quarterly  new account  report with respect  to any  account  established  by such a person in which any  Reportable
Securities (whether or not publicly traded) were held during the quarter for the direct or  indirect  benefit of the Access  Person.  The  Quarterly  New Account
Report shall cover, at a minimum, all accounts at a broker-dealer, bank or other institution opened during the quarter and provide the following information:

          (1)  the name of the  broker,  dealer  or bank  with  whom the  Access
               Person has established the account;

          (2)  the date the account was established; and

          (3)  the date that the report is submitted by the Access Person.

(f)  Annual  Holdings  Reports.  Annually,  each  Access  Person must report the following  information  (which  information must be current as of a date no more than forty-five (45) days before the report is submitted):

     (i)  the title,  type of security,  and as applicable  the exchange  ticker symbol or CUSIP number,  number of shares and principal amount of each
          Reportable  Security  (whether  or not  publicly  traded) in which the
          Access Person had any direct or indirect beneficial ownership;

     (ii) the name of any  broker,  dealer or bank with whom the  Access  Person maintained an account in which any  securities are held for the Access
          Person's direct or indirect benefit; and

     (iii) the date that the report is submitted by the Access Person.

(g)  Alternative  Reporting.  The  submission to the Review Officer of duplicate broker trade  confirmations  and statements on all securities  transactions required to be reported  under this  Section  shall  satisfy the  reporting requirements  of Section 4. The annual  holdings report may be satisfied by confirming annually,  in writing, the accuracy of the information delivered by, or on behalf of, the Access Person to the Review  Officer and recording the date of the confirmation.

(h)  Report  Qualification.  Any report may contain a statement  that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Reportable
     Securities to which the report relates.

(i)  Providing Access to Account Information. Covered Persons will promptly:

     (i)  provide full access to a Fund, its agents and attorneys to any and all
          records  and  documents  which  a  Fund  considers   relevant  to  any
          securities transactions or other matters subject to the Code;

     (ii) cooperate with a Fund, or its agents and attorneys,  in  investigating any securities transactions or other matter subject to the Code;

     (iii) provide a Fund,  its agents and  attorneys  with an  explanation  (in writing if requested) of the facts and  circumstances  surrounding any securities transaction or other matter subject to the Code; and

     (iv) promptly notify the Review Officer or such other  individual as a Fund may  direct,  in  writing,  from  time to  time,  of any  incident  of noncompliance with the Code by anyone subject to this Code.

(j)  Confidentiality  of  Reports.  Transaction  and  holding  reports  will  be maintained in confidence,  expect to the extent  necessary to implement and enforce  the  provisions  of  this  Code or to  comply  with  requests  for information from government agencies.

5.   ACKNOWLEDGEMENT AND CERTIFICATION OF COMPLIANCE

     Each Access  Person is required to  acknowledge  in writing,  initially and annually (in the form of Attachment  A), that the person has received,  read and understands the Code (and in the case of any amendments thereto, shall similarly acknowledge  such  amendment) and recognizes  that they are subject to the Code.
Further, each such person is required to certify annually that they have:

>>   read, understood and complied with all the requirements of the Code;

>>   disclosed or reported all personal securities  transactions pursuant to the requirements of the Code; and

>>   not engaged in any prohibited conduct.

If a person is unable to make the above  representations,  they shall report any violations of this Code to the Review Officer.

6.   REPORTING VIOLATIONS

     Access  Persons  shall report any  violations  of this Code promptly to the
Review Officer,  unless the violations  implicate the Review  Officer,  in which case the individual shall report to the Principal Executive Officer or President of FFS,  as  appropriate.  Such  reports  will be  confidential,  to the  extent permitted  by law, and  investigated  promptly  and  appropriately.  Retaliation against an individual  who reports a violation is prohibited  and  constitutes a further violation of this Code.

     Reported  violations  of the  Code  will be  investigated  and  appropriate actions will be taken. Types of reporting that are required include, but are not limited to:

>>   Noncompliance with applicable laws, rules and regulations

>>   Fraud or illegal acts involving any aspect of the firm's business

>>   Material  misstatements in regulatory filings,  internal books and records,
     Fund records or reports

>>   Activity that is harmful to a Fund, including Fund shareholders

>>   Deviations  from required  controls and procedures that safeguard a Fund or
     FFS

     Access  Persons  should seek advice from the Review Officer with respect to any action or transaction that may violate this Code and refrain from any action or transaction that might lead to the appearance of a violation.  Access Persons should  report  apparent or suspected  violations in addition to actual or known violations of this Code.

7.   TRAINING

     Training  with respect to the Code will occur  periodically  and all Access
Persons are  required  to attend any  training  sessions or read any  applicable materials.  Training may include, among other things (1) periodic orientation or training  sessions  with new and  existing  personnel  to  remind  them of their obligations  under the Code and/or (2)  certifications  that Access Persons have read and understood the Code, and require  re-certification  that the person has re-read, understands and has complied with the Code.

8.   REVIEW OFFICER

(a)  Duties of Review  Officer.  The Chief  Compliance  Officer  of FFS has been appointed by the President of FFS as the Review Officer to:

     (i)  review all  securities  transaction  and  holdings  reports  and shall maintain the names of persons responsible for reviewing these reports;

     (ii) identify  all persons  subject to this Code and  promptly  inform each person of the  requirements  of this Code and provide them with a copy of the Code and any amendments;

     (iii) compare, on a quarterly basis, all Reportable Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;

     (iv) maintain signed  acknowledgments and certifications by each person who is then subject to this Code, in the form of Attachment A;

     (v)  identify  persons  who are  Access  Persons  of FFS and  inform  those persons of their  requirements  to obtain prior written  approval from
          the  Review   Officer  prior  to  directly  or  indirectly   acquiring
          beneficial ownership of a security in any private placement or initial public offering.

     (vi) ensure that Access Persons receive adequate training on the principles and procedures of this Code.

     (vii) review,  at  least  annually,  the  adequacy  of  this  Code  and the effectiveness of its implementation

     (viii) submit a written report to a Fund's Board and FFS' senior management as described in Section 8(e) and (f), respectively.

     The  President  or  Principal  Executive  Officer  shall  review the Review
Officer's personal transactions;  the Review Officer shall review the Compliance
Manager's personal  transactions.  The President or Principal  Executive Officer shall assume the  responsibilities  of the Review Officer in his or her absence.
The Review Officer may delegate responsibilities to the Compliance Manager.

(b)  Potential Trade Conflict.  When there appears to be a Reportable Securities transaction  that conflicts with the Code, the Review Officer shall request a  written  explanation  of from  the  Access  Person  with  regard  to the transaction.  If, after post-trade  review, it is determined that there has been a violation of the Code,  a report will be made by the Review  Officer with a recommendation  of appropriate  action to the President or Principal
     Executive Officer of FFS and a Fund's Board of Trustees (or Directors).

(c)  Required  Records.  The  Review  Officer  shall  maintain  and  cause to be maintained:

     (i)  a copy of any code of ethics  adopted by FFS that is in effect,  or at any time  within the past five (5) years was in  effect,  in an easily accessible place;

     (ii) a record of any  violation  of any code of  ethics,  and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years  after the end of the fiscal year in which the last entry was made on any such report,  the first two (2) years in an easily accessible place;

          (i)  a  copy  of  each  holding  and  transaction   report  (including
               duplicate confirmations and statements) made by anyone subject to this Code as  required  by  Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

          (ii) a record of all written  acknowledgements  and  certifications by each Access Person who is currently,  or within the past five (5)
               years was,  an Access  Person  (records  must be kept for 5 years after individual ceases to be a Access Person under the Code);

     (iv) a list of all persons who are currently, or within the past five years were , required to make reports or who were  responsible for reviewing these  reports  pursuant  to any code of ethics  adopted by FFS, in an easily accessible place;

     (v)  a copy of each written report and  certification  required pursuant to
          Section 8(e) of this Code for at least five (5) years after the end of the  fiscal  year in which it is made,  the  first two (2) years in an easily accessible place;

     (vi) a record of any  decision,  and the reasons  supporting  the decision, approving  the  acquisition  of  securities  by Access  Persons  under
          Section  3(b) of this Code,  for at least five (5) years after the end of the fiscal year in which the approval is granted; and

     (vii) a record of any decision,  and the reasons  supporting  the decision, granting an Access Person a waiver from, or exception to, the Code for at least five (5) years  after the end of the fiscal year in which the waiver is granted.

(d)  Post-Trade  Review  Process.   Following  receipt  of  trade  confirms  and
     statements,  transactions  will be screened  by the Review  Officer (or her designee) for the following:

     (i)  same day trades:  transactions by Access Persons occurring on the same day as the  purchase or sale of the same  security by a Fund for which they are an Access Person.

     (ii) fraudulent  conduct:  transaction by Access Persons which,  within the most recent 15 days,  is or has been held by a Fund or is being or has been considered by a Fund for purchase by a Fund.

     (iii) market timing of Reportable  Funds:  transactions  by Access  Persons that appear to be market timing of Reportable Funds.

     (iv) other activities:  transactions  which may give the appearance that an
          Access Person has executed  transactions  not in accordance  with this
          Code or otherwise reflect patterns of abuse.

(e)  Submission to Fund Board.

     (i)  The Review Officer  shall,  at a minimum,  annually  prepare a written report to the Board of  Trustees  (or  Directors)  of a Fund listed in
          Appendix A that

          A.   describes any issues under this Code or its procedures  since the last  report to the  Trustees,  including,  but not  limited  to, information  about material  violations of the code or procedures and sanctions imposed in response to the material violations; and

          B.   certifies that FFS has adopted procedures reasonably necessary to prevent Covered Persons from violating this Code.

     (ii) The  Review  Officer  shall  ensure  that this  Code and any  material amendments  are approved by the Board of Trustees (or  Directors)  for those funds listed in Appendix A.

(f)  Report to the President or Principal Executive Officer.  The Review Officer
     shall  report  to the  President  or  Principal  Executive  Officer  of FFS
     regarding  his or her annual  review of the Code and shall  bring  material violations to the attention of senior management.

                           FORESIDE FUND SERVICES, LLC
                                 Code of Ethics

                                   APPENDIX A
                            FUNDS COVERED BY THE CODE

         Forum Funds
         Monarch Funds
         Sound Shore Fund, Inc.
         ICM Series Trust
         Wintergreen Fund, Inc.

                           FORESIDE FUND SERVICES, LLC
                                 Code of Ethics

                                   APPENDIX B
                                   DEFINITIONS

(a)  Access Person:

     (i)(1) of FFS means each  director  or  officer of FFS who in the  ordinary course of  business  makes,  participates  in or  obtains  information regarding the purchase or sale of Reportable  Securities for a Fund or whose  functions or duties as part of the ordinary  course of business relate to the making of any  recommendation  to a Fund  regarding  the purchase or sale of Reportable Securities.

     (ii)(2) of a Fund, whereby an employee or agent of FFS serves as an officer of a Fund ("Fund Officer"). Such Fund Officer is an Access Person of a
          Fund and is  permitted  to report  under  this Code  unless  otherwise required by a Fund's Code of Ethics.

     (iii) of FFS includes  anyone else  specifically  designated  by the Review
          Officer.

(b)  Beneficial  Owner  shall  have  the  meaning  as  that  set  forth  in Rule
     16a-1(a)(2) under the Securities  Exchange Act of 1934, as amended,  except that the  determination  of direct or indirect  beneficial  ownership shall apply to all Reportable  Securities that a Covered Person owns or acquires.
     A beneficial owner of a security is any person who, directly or indirectly,
     through  any  contract,   arrangement,   understanding,   relationship   or
     otherwise,  has or  shares a direct or  indirect  pecuniary  interest  (the opportunity,  directly  or  indirectly,  to profit  or share in any  profit derived from a  transaction  in the subject  securities)  in a security.  A
     Covered Person is presumed to be a beneficial  owner of securities that are held by his or her immediate  family members  sharing the Covered  Person's household.

(c)  Indirect  pecuniary  interest in a security  includes  securities held by a person's  immediate  family sharing the same  household.  Immediate  family means any child, stepchild,  grandchild,  parent, stepparent,  grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d)  Control  means the  power to  exercise  a  controlling  influence  over the management or policies of an entity, unless this power is solely the result of an official  position  with the  company.  Ownership of 25% or more of a company's  outstanding  voting  securities  is  presumed to give the holder thereof control over the company.  This  presumption may be rebutted by the
     Review Officer based upon the facts and circumstances of a given situation.

(e)  Purchase or sale includes,  among other things, the writing of an option to purchase or sell a Reportable Security.

(f)  Reportable  Fund  (see  Appendix  D) means  any  fund  that  triggers  FFS'
     compliance  with a Rule  17j-1  Code of  Ethics  or any fund  for  which an employee or agent of FFS serves as a Fund Officer.

(g)  Reportable  Security  means any  security  such as a stock,  bond,  future, investment contract or any other instrument that is considered a `security'
     under Section  2(a)(36) of the Investment  Company Act of 1940, as amended, except:

     (i)  direct obligations of the Government of the United States;

     (ii) bankers' acceptances and bank certificates of deposits;

     (iii) commercial  paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

     (iv) repurchase agreements covering any of the foregoing;

     (v)  shares issued by money market mutual funds;

     (vi) shares of SEC registered open-end  investment  companies (other than a
          Reportable Fund); and

     (vii) shares of unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Included in the definition of Reportable Security are:

>>   Options on securities, on indexes, and on currencies;

>>   All kinds of limited partnerships;

>>   Foreign unit trusts, UCITs, SICAVs and foreign mutual funds; and

>>   Private investment funds, hedge funds and investment clubs

(h)  Security held or to be acquired by the Fund means

     (i)  any Reportable  Security which,  within the most recent 15 days (x) is or has been  held by the  applicable  Fund or (y) is being or has been considered  by the  applicable  Fund  or its  investment  adviser  for purchase by the applicable Fund; and

(i)  and any option to purchase or sell,  and any security  convertible  into or exchangeable for, a Reportable Security.

                           FORESIDE FUND SERVICES, LLC
                                 Code of Ethics

                                   APPENDIX C
                             List of Access Persons
                          (as amended January 2, 2007)

------------------------------ ----------------------------- ------------------------- ----------------------
FFS Rule 17j-1 Access Persons           As of Date            Code of Ethics Access       Reportable Fund
                                                              Person to Listed Fund

------------------------------ ----------------------------- ------------------------- ----------------------
Berthy, Richard A.             February 9, 2004                FF, MF, SS, ICM, WG        FF, SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Bright, Carl A.                February 9, 2004                FF, MF, SS, ICM, WG        FF, SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Brookes, Karen R.              June 4, 2007                    FF, MF, SS, ICM, WG        FF, SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Caristinos, Lisa               June 1, 2005                    FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Chern, Nanette K.              October 15, 2001                FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Collier, Simon D.              May 1, 2005                     FF, MF, SS, ICM, WG        FF, SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Cook, Jr., Richard F.          November 4, 2005                FF, MF, SS, ICM, WG        FF, SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Fairbanks, Mark A.             October 15, 2001                FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Farwell, Meredith              June 1, 2005                    FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Hahesy, Paul                   May 23, 2005                    FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Hong, Stacey. E.               January 2, 2007                 FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Lund, Jeffrey P.               February 2, 2005                FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
McKowen, Ann                   June 1, 2005                    FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Morin, Lee E.                  March 7, 2005                   FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Morrison, Michelle M.          March 19, 2007                  FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Sommers, Weston                December 18, 2006               FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Tumlin, Cheryl O.              November 13, 2006               FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
        Fund Officers                   As of Date

------------------------------ ----------------------------- ------------------------- ----------------------
Bakke, Trudi L.                July 19, 2006                   FF, MF, SS, ICM, WG        FF SS, ICM, WG

------------------------------ ----------------------------- ------------------------- ----------------------
Bright, Carl A. (MF, FF)       March 24, 2005                       See above                See above

------------------------------ ----------------------------- ------------------------- ----------------------
Chern, Nanette                                                      See above                See above
MF, FF                         September 14, 2004
WG                             September 12, 2005

------------------------------ ----------------------------- ------------------------- ----------------------
Collier, Simon D.                                                   See above                See above
MF, FF                         June 9, 2005
SS                             May 28, 2005
WG                             September 12, 2005

------------------------------ ----------------------------- ------------------------- ----------------------
Klenk, Leslie K.               November 13, 2006                    See above                See above
ICM                            November 16, 2006
SS                             November 20, 2006
WG                             December 6, 2006

------------------------------ ----------------------------- ------------------------- ----------------------
Guarino, Peter R. (MF, FF)     October 1, 2004                      See above                See above
------------------------------ ----------------------------- ------------------------- ----------------------
FF = Forum Funds, and each separate series thereof
MF = Monarch Funds, and each separate series thereof
SS = Sound Shore Fund, Inc.
ICM = ICM Series Trust, and each separate series thereof
WG = Wintergreen Fund, Inc.

                           FORESIDE FUND SERVICES, LLC
                                 Code of Ethics

                                   APPENDIX D
                                REPORTABLE FUNDS

Forum Funds, and each separate series thereof
Sound Shore Fund, Inc.
ICM Series Trust, and each separate series thereof
Wintergreen Fund, Inc.

                           FORESIDE FUND SERVICES, LLC
                                 Code of Ethics

                                  ATTACHMENT A
                                 ACKNOWLEDGMENT

I  understand  that I am subject to the Code of Ethics (the  "Code")  adopted by
Foreside Fund  Services,  LLC. I have read and I understand  the current Code of
Ethics, and will comply with it in all respects.  In addition,  I certify that I have  complied  with the  requirements  of the Code in that I have  disclosed or reported  all  personal  securities  transactions  required to be  disclosed  or reported pursuant to the requirements of the Code.

            Signature                                            Date

            Printed Name

     This form must be completed and returned to the Compliance Department:

                                            Compliance Department
                                            Foreside Fund Services, LLC
                                            Two Portland Square, First Floor
                                            Portland, ME  04101

Received By:  _________________________________________

Date:  _______________________________________________